Exhibit 10.6
EXECUTION COPY
AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT
This Amendment No. 1 to Stock Purchase Agreement (the “Amendment”) is effective as of October 1, 2008, by and among Woodward Governor Company, a Delaware corporation (the “Buyer”), MPC Products Corporation, an Illinois corporation (“MPC”), Techni-Core, Inc., a Delaware corporation (“Techni-Core”), The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992 (the “Joseph M. Roberti Trust”), Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991 (together with the Joseph M. Roberti Trust, the “Techni-Core Shareholders”) and the individuals and entities listed on Schedule I thereto (as amended by this Amendment) (the “Other MPC Shareholders” and together with Techni-Core and the Techni-Core Shareholders, the “MPC Shareholders”).
PRELIMINARY STATEMENTS
A. The Buyer, MPC and the MPC Shareholders (collectively, the “Parties”) entered into that certain Stock Purchase Agreement dated August 19, 2008 (the “SPA”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the SPA.
B. The Parties desire to amend the SPA.
AGREEMENT
The parties, intending to be legally bound, agree as follows:
1.	Amendment to SPA.
(a)	The following sentence is added after the last sentence in the definition of the term “Indebtedness” in Section 1.2 of the SPA:
“Solely for purposes of calculating Estimated Indebtedness, Final Indebtedness, Estimated Net Working Capital and Final Net Working Capital, (i) Indebtedness shall not include the amount of Cash required to secure Irrevocable Standby Letter of Credit No. HACH114321OS, issued by Harris N.A., dated November 8, 2005, in the amount of $50,000.00, and Irrevocable Standby Letter of Credit No. HACH127280OS, issued by Harris N.A., dated April 29, 2008, in the amount of $660,967.00, and (ii) Indebtedness shall include the value of those payables that would have otherwise been paid in the Ordinary Course of Business prior to Closing but for the steps taken by the Companies to fix the outstanding amount under the Companies’ line of credit with Harris Bank N.A. to accommodate the closing of the Contemplated Transactions (such payables described in this clause (ii) are defined as the “Subject Payables”).”
(b)	The following definition is added immediately after the definition of “Straddle Period Tax Matter” in Section 1.2 of the SPA:
“‘Subject Payables’ is defined in the definition of Indebtedness.”

(c)	The definition of the term “Target Net Working Capital” in Section 1.2 of the SPA is deleted in its entirety and replaced with the following “‘Target Net Working Capital’ means $87,404,000.”

(d)
Section 2.4(a)(viii) of the SPA is amended to replace the phrase “certificates of MPC, Techni-Core and the Non-Natural Persons certifying” with the phrase “certificates of MPC and Techni-Core certifying”.

(e)
Section 2.5(b) of the SPA is amended to add the following at the end of the second sentence, immediately before the final period: “and in accordance with GAAP as applied consistently with and reflected in the Companies’ December 31, 2007 Financial Statements and further adjusted as set forth on Schedule 2.5”.

(f)
The following is added after the second sentence of Section 2.5(b) of the SPA, as amended above: “In the event the difference between (i) the Final Net Working Capital as calculated pursuant to this Section 2.5 is less than (ii) $85,404,000, then the Final Net Working Capital will be increased by the lesser of (x) 50% of such difference or (y) $625,000.”

(g)	The second sentence of Section 2.5(c)(ii) of the SPA is amended to replace the word “service” with the word “serving.”

(h)
The penultimate sentence of Section 2.5(c)(ii) of the SPA is amended to add the following immediately before the first parenthetical: “and in accordance with GAAP as applied consistently with and reflected in the Companies’ December 31, 2007 Financial Statements and further adjusted as set forth on Schedule 2.5”.

(i)	Schedule 2.5 of the SPA is amended by replacing the line item reference to Target Net Working Capital of $88,760,000 with the line item reference to Target Net Working Capital of $87,404,000.

(j)	The following sentence is added to the end of the first paragraph of Schedule 2.5:
“For the avoidance of doubt, (i) accrual for earned but unused employee vacation time for fiscal year 2008 is included in the calculation of Estimated Net Working Capital and shall be included in the calculation of Final Net Working Capital and (ii) the Subject Payables are excluded from the calculation of Estimated Net Working Capital and shall be excluded from the calculation of Final Net Working Capital.”
(k)	The parenthetical “(A)”, but none of the text following such parenthetical, is deleted from the second sentence of Section 3.5(a) of the SPA.
(l)	The following is added after the first sentence of Section 3.14(c) of the SPA:
“Notwithstanding anything to the contrary contained herein, the failure of the Sellers to obtain the Consent (with respect to the Contemplated Transactions) of any party to an Applicable Contract with a value of less than $1,000,000 per annum shall not be deemed a breach of this Section 3.14(c).”

(m)	The following is added as a new Section 3.14(e) of the SPA following the end of Section 3.14(d):
“(e) The aggregate Liability of the Companies pursuant to the contract listed on Schedule 3.14(e) shall not exceed $500,000 with respect to any Contract entered into by any Company which was negotiated in any part prior to the Closing Date.”
(n)	The attached Schedule 3.14(e) is added to the Sellers’ Disclosure Schedules, effective as of the date of the SPA.

(o)	Section 9.4(c) of the SPA is amended to add “Other than with respect to a claim involving fraud by any of the Sellers,” at the beginning of the sentence prior to the phrase “Buyer will not.”

(p)
The entire text of Section 9.4 of the SPA, including the amendment described in paragraph (o) above, is moved in its entirety to create a new Section 7.5 of the SPA, and existing Section 9.4 of the SPA is deleted in its entirety.

(q)	Section 10.2(d) of the SPA is amended to replace the phrase “or 5.6 then,” with the phrase “or 5.6), then”.

(r)	Section 11.1(a) of the SPA is amended to add the word “any” after the word “to” and before the phrase “Buyer Tax Act”.

(s)	The proviso immediately following Section 11.1(b)(iii) of the SPA is entirely deleted and replaced with the following text:
“provided, however, that the Sellers will not be liable for or pay, nor shall they have any obligation to indemnify or hold harmless the Buyer Indemnities from and against any Tax Liability to the extent (i) such Tax Liability is reflected as a Liability or reserve for Tax Liabilities in the Final Net Working Capital, (ii) resulted directly or indirectly from a breach of Section 7.1(n)(ii) by any Buyer Indemnitee, or (iii) such Tax Liability is attributable to any Buyer Tax Act.”
(t)	The word “and” is stricken after the semi-colon in Section 11.1(d) of the SPA.

(u)	The following is inserted in the SPA as Section 11.1(e) immediately after Section 11.1(d):
“(e) Any Selling Expenses that were not included in the Final Selling Expenses; and”
(v)	Current Section 11.1(e) of the SPA is moved in its entirety to become Section 11.1(f) and the parenthetical “(d)” is replaced with the parenthetical “(e)”.

(w)
Clause (i) of the proviso of Section 11.3(a) of the SPA is amended to replace the phrase “ninety days after the expiration of the applicable statute of limitations” with the phrase “thirty-six months after the Closing Date”.

(x)
Section 11.3(f) of the SPA is amended to replace the phrase “covenant, representation, warranty, covenant or agreement set forth in Articles 3 and 4 of this Agreement” with the phrase “representation, warranty, covenant or agreement under this Agreement”.

(y)	Schedule I to the SPA is amended to add “Joseph A. Roberti” before “Lisa Downs”.
2. Effect on the SPA. On and after the date hereof, each reference in the SPA to “this Agreement”, “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the SPA as amended hereby.
3. Incorporation of SPA Provisions. The following sections of the SPA are incorporated by reference and made a part of this Amendment as if fully set forth herein: Section 13.1 (Notices), Section 13.6 (Severability), Section 13.7 (Assignments, Successors and No Third Party Rights), Section 13.8 (Enforcement of Agreement), Section 13.9 (Waiver), Section 13.10 (Governing Law; Jurisdiction; Service of Process) and Section 13.11 (Counterparts).
4. Ratification of the SPA. The SPA, as amended by this Amendment, is hereby ratified and confirmed in all respects and will remain in full force and effect.
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The parties have executed and delivered this Amendment on the date indicated in the first sentence of this Amendment.

WOODWARD GOVERNOR COMPANY

By:	/s/ A. Christopher Fawzy
Name: A. Christopher Fawzy
Title: Vice President, General Counsel and
Corporate Secretary

MPC PRODUCTS CORPORATION

By:	/s/ Kenneth Lowe
Name: Kenneth Lowe
Title: Vice President
Chief Financial Officer

TECHNI-CORE, INC.

By:	/s/ Joan H. Roberti
Name: Joan H. Roberti
Title: President

SELLERS:

THE SUCCESSOR TRUSTEES OF THE JOSEPH M. ROBERTI REVOCABLE TRUST DATED DECEMBER 29, 1992		MARIBETH R. GENTRY, AS SUCCESSOR TRUSTEE OF THE VINCENT V. ROBERTI REVOCABLE TRUST DATED APRIL 4, 1991

By:	/s/ Joan H. Roberti	By:	/s/ Maribeth R. Gentry

	Name: Joan H. Roberti		Name: Maribeth R. Gentry
	Title: Successor Co-Trustee		Title: Successor Trustee

LISA DOWNS AND GREG DOWNS, TRUSTEES OF THE ROBERTI-DOWNS CHARITABLE REMAINDER TRUST		KATHY ROBERTI-KIEPURA, AS TRUSTEE OF THE KATHY ROBERTI-KIEPURA ANNUITY TRUST FBO MATTHEW ROBERTI KIEPURA

By:	/s/ Lisa Downs	By:	/s/ Kathy Roberti-Kiepura

	Name: Lisa Downs		Name: Kathy Roberti-Kiepura
	Title: Trustee		Title: Trustee

By:	/s/ Greg Downs
Name: Greg Downs
Title: Trustee

KATHY ROBERTI-KIEPURA, AS TRUSTEE OF THE KATHY ROBERTI-KIEPURA ANNUITY TRUST FBO LAURA ROBERTI KIEPURA		MARIBETH ROBERTI GENTRY, AS TRUSTEE OF THE MARIBETH ROBERTI GENTRY REVOCABLE TRUST DATED AUGUST 7, 2001

By:	/s/ Kathy Roberti-Kiepura	By:	/s/ Maribeth Roberti Gentry

	Name: Kathy Roberti-Kiepura		Name: Maribeth Roberti Gentry
	Title: Trustee		Title: Trustee

MARIBETH R. GENTRY, TRUSTEE OF THE MARIBETH R. GENTRY GRANTOR RETAINED ANNUITY TRUST		RENEE R. LEGAULT, TRUSTEE OF THE RENEE R. LEGAULT GRANTOR RETAINED ANNUITY TRUST

By:	/s/ Maribeth R. Gentry	By:	/s/ Renee R. Legault

	Name: Maribeth R. Gentry		Name: Renee R. Legault
	Title: Trustee		Title: Trustee

ROSE R. BASILE, AS TRUSTEE OF THE RALPH T. BASILE TESTAMENTARY CREDIT SHELTER TRUST U/W DATED JULY 9, 2002

By:	/s/ Rose R. Basile

Name: Rose R. Basile
Title: Trustee

/s/ Joseph A. Roberti	/s/ Lisa Downs

Joseph A. Roberti	Lisa Downs

/s/ Lynne Rittiner	/s/ Rene Rittiner

Lynne Rittiner	Rene Rittiner

/s/ Kathy Roberti-Kiepura	/s/ Donna Schroeder

Kathy Roberti-Kiepura	Donna Schroeder

/s/ Renee Legault	/s/ Anne Conklin

Renee Legault	Anne Conklin

/s/ Rose Basile	/s/ Michael Roberti

Rose Basile	Michael Roberti

/s/ Dorothy Roberti	/s/ Dominick Roberti

Dorothy Roberti	Dominick Roberti

/s/ Jacqueline Roberti	/s/ David Nemchick _

Jacqueline Roberti	David Nemchick

/s/ Lillian Nemchick	/s/ Arlene Gail Campbell

Lillian Nemchick	Arlene Gail Campbell

Schedule 3.14(e)
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